As of November 1, 2005

Quest Diagnostics Incorporated (DE)

Subsidiaries and Joint Ventures

100%	Quest Diagnostics Holdings Incorporated (f/k/a SBCL, Inc.) (DE)
	100%	Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham Clinical Laboratories, Inc.) (DE)
(33-l/3%) Compunet Clinical Laboratories (OH)
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100%	Quest Diagnostics Incorporated (CA)

100%	Quest Diagnostics Incorporated (MD)
	100%	Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100%	Quest Diagnostics Incorporated (MI)

100%	Quest Diagnostics Investments Incorporated (DE)
	100%	Quest Diagnostics Finance Incorporated (DE)

100%	Quest Diagnostics LLC (IL)
100%	Quest Diagnostics LLC (MA)
100%	Quest Diagnostics LLC (CT)

100%	Unilab Corporation (DE)
100% Unilab Acquisition Corporation, d/b/a FNA Clinics of America (DE)

100%	Quest Diagnostics of Pennsylvania Inc. (DE)
	51%	Quest Diagnostics Venture LLC (PA)
	53.5%	Associated Clinical Laboratories (PA) (gen. ptnrshp.)
100% North Coast General Services, Inc. (PA )

100%	Quest Diagnostics of Puerto Rico, Inc.

100%	Quest Diagnostics Receivables Inc. (DE)

100%	Quest Diagnostics Ventures LLC (DE)

100%	DPD Holdings, Inc. (DE)
	100%	MetWest Inc. (DE)
100% Diagnostic Path Lab, Inc. (TX)
100% Quest Diagnostics Provider Network, LLC (CO)
49% Sonora Quest Laboratories LLC (AZ)

100%	American Medical Laboratories, Incorporated (DE)
	100%		AML Inc. (DE)
		100%	Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical Laboratories Corporation) (VA)
		100%	Quest Diagnostics Incorporated (f/k/a APL Healthcare Group, Inc.) (NV)
100% APL Properties Limited Liability Company (NV)

100%	Lab Portal, Inc. (DE)

100%	LabOne, Inc. (MO)
	100%		ExamOne World Wide, Inc. (PA)
100% ExamOne World Wide of NJ, Inc. (NJ)
	100%		Systematic Business Services, Inc. (MO)
100% Scan Tech Solutions, LLC (MO)
	100%		LabOne, L.L.C. (KS)
	100%		Central Plains Holdings, Inc. (KS)
100% Central Plains Laboratories, LLC (KS)
	100%		Lab One Canada, Inc. (Ontario)
100% ExamOne Canada, Inc. (Ontario)
100% Rapid-Med Plus Franchise Corporation (Ontario)
	100%		LabOne of Ohio, Inc. (DE)
	100%		Osborn Group, Inc. (DE)
100% Intellisys, Inc. (GA)

100%	Lifepoint Medical Corporation (DE)
	100%		C&S Clinical Laboratory, Inc. (NJ) (d/b/a Clinical Diagnostic Services)

100%	MedPlus, Inc. (OH)
	100%		Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
	100%		Valcor Associates Inc. (PA)

100%	Nichols Institute Diagnostics (CA)

100%	Nichols Institute Diagnostics Limited (UK)

100%	Nichols Institute Diagnostics Trading AG (Switzerland)

100%	Nichols Institute Diagnostika GmbH (Germany)
	100%		Nichols Institute Diagnostika GmbH (Austria)

100%	Nichols Institute International Holding B.V. (Netherlands)
	100%		Nichols Institute Diagnostics B.V. (Netherlands)
	100%		Nichols Institute Diagnostics SARL (France)

100%	Nomad Massachusetts, Inc. (MA)
	100%		Quest Diagnostics, S.A. de C.V. (Mexico)
	100%		Analisis, S.A. (Mexico)
	100%		Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
100% Servicios de Laboratorio, S.A. de C.V. (Mexico)
	100%		Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
	100%		Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%	Quest Diagnostics do Brasil Ltda. (Brazil)

100%	Quest Diagnostics Limited (UK)
	100%		The Pathology Partnership plc (UK)